Exhibit 10.14

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Amendment”), dated as of March 19, 2007, is entered into by and between ENERGYSOLUTIONS, LLC, a Utah limited liability company (the “Company”), ENV Holdings, LLC (“ENV Holdings”), and Val John Christensen (the “Executive”). This Amendment amends that certain Executive Employment and Non-competition Agreement between the Company and the Executive dated June 26, 2006 (the “Agreement”) as follows:

1. The following new subsections (e), (f), (g), (h) and (i) are hereby added to Section 4 of the Agreement:

(e)	IPO Incentive Share Awards. Provided that Membership Units have not been, or are not required to be, issued pursuant to Section 4(g) below, on the date the Company or any subsidiary of ENV Holdings is successful in completing an initial public offering (the “IPO”) of its common stock (the “Grant Date”), the Company shall grant Executive incentive share awards in the form of (i) incentive stock options (with an exercise price equal to the offering price per share of the Company’s common stock in the IPO), or (ii) non-qualified stock options (with an exercise price equal to the offering price per share of the Company’s common stock in the IPO), or (iii) restricted share awards, or (iv) a combination of one or more of the foregoing as determined by the Board in its sole discretion (individually or in combination, the “IPO Share Awards”) as follows:

(1)	The total number of shares of the Company’s common stock with respect to which Executive shall receive IPO Share Awards (i.e., the aggregate number of optioned shares and/or restricted shares) shall be 0.75% of the Company’s issued and outstanding shares of common stock on the Grant Date.

(2)

Thirty-three and one-third percent (33 1/3%) of the IPO Share Awards will vest on each of the first three anniversaries of the Grant Date (each a “Vesting Date”). Any unvested IPO Share Awards shall be forfeited upon termination or cessation of Executive’s employment for any reason.

(f)

Anniversary Incentive Share Awards. Provided that Membership Units have not been, or are not required to be, issued subject to Section 4(g) below, on the first anniversary date of the Grant Date (the “Anniversary Grant Date”), the Company shall grant Executive incentive share awards in the form of (i) incentive stock options (with an exercise price equal to the share price of the Company’s common stock on the Anniversary Grant Date), or (ii) non-qualified stock options (with an exercise price equal to the share price of the

Company’s common stock on the Anniversary Grant Date), or (iii) restricted shares awards, or (iv) a combination of one or more of the foregoing as determined by the Board in its sole discretion (individually or in combination, the “Anniversary Share Awards”) as follows:

(1)	The total number of shares of the Company’s common stock with respect to which Executive shall receive Anniversary Share Awards (i.e., the aggregate number of optioned shares and/or restricted shares) shall be 0.25% of the Company’s issued and outstanding shares of common stock on the Grant Date.

(2)

Thirty-three and one-third percent (33 1/3%) of the Anniversary Share Awards will vest on each of the first three anniversaries of the Anniversary Grant Date (each an “Anniversary Vesting Date”). Any unvested Anniversary Share Awards shall be forfeited upon termination or cessation of Executive’s employment for any reason.

(g)	ENV Membership Unit Grant if No IPO Occurs. If the Company fails to complete an initial public offering of its common stock on or before January 31, 2008, ENV Holdings shall, in lieu of the IPO Share Awards and the Anniversary Share Awards, grant to the Executive, effective as of January 31, 2008 (the “Membership Unit Grant Date”), on the terms set forth in the Amended Agreement, Membership Units that initially represent 1.00% (subject to dilution for further issuance of additional equity in ENV Holdings) of the greater of (1) the aggregate equity value of ENV Holdings on the Membership Unit Grant Date as reasonably determined by the Board and (2) $1,500,000,000.

Pursuant to the terms of the Amended Agreement, thirty-three and one-third percent (33 1/3%) of said Membership Units will vest on each of the first three anniversaries of the Membership Unit Grant Date.

(h)	Additional or Optional Equity Grants. The Company will, prior to the Grant Date, adopt an incentive stock plan facilitating the awards described in this Amendment. Other than as expressly set forth herein, the IPO Share Awards and the Anniversary Share Awards shall be subject to the terms and conditions set forth in such incentive stock plan. Nothing herein shall prevent or preclude the Board of Directors from exercising its discretion in granting to Executive additional stock options, restricted share awards or any other grants or awards under any such incentive stock plan.

(i)	IPO Entity. To the extent that a subsidiary of ENV Holdings (other than the Company) is successful in completing an initial public offering of its common stock, ENV Holdings shall cause such subsidiary to grant the IPO Share Awards and Anniversary Share Awards and take such other actions as contemplated pursuant to Section 4(e) – (h) of this Agreement as though such subsidiary was the “Company” under this Agreement.

2. The parties hereby ratify and confirm all terms and conditions set forth in the Agreement that are not expressly modified by this Amendment. This Amendment and the Agreement shall be considered, for all intents and purposes, as one agreement. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall, in all instances, prevail.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

ENERGYSOLUTIONS, LLC		ENV HOLDINGS, LLC

By:	/s/ R Steve Creamer	By:
Name:	R STEVE CREAMER	Name:
Title:	Chief Executive Officer	Title:

/s/ Val John Christensen
VAL JOHN CHRISTENSEN

SIGNATURE PAGE TO FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT

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